Exhibit 4.8

GENWORTH FINANCIAL, INC.

AND

THE BANK OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of May [•], 2004

THIS SUPPLEMENTAL INDENTURE No. 1 (this “Supplemental Indenture No. 1”), dated as of May [•], 2004, is between GENWORTH FINANCIAL, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee an Indenture dated as of May [•], 2004, between the Company and the Trustee (the “Base Indenture” and together with this Supplemental Indenture No. 1, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, Section 10.01(d) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 or Section 2.02 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its [•]% Senior Notes due 2009 (the “Senior Notes”), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1, and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Relation to Base Indenture.  This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

Section 1.02.  Definition Of Terms.  For all purposes of this Supplemental Indenture No. 1:

(a)       Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement or the Remarketing Agreement;

(b)      a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

(c)       the singular includes the plural and vice versa;

(d)      headings are for convenience of reference only and do not affect interpretation;

(e)       the following terms have the meanings given to them in this Section 1.02(e):

“Accounting Event”  means the receipt, at any time prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50 — Reports on the Application of Accounting Principles”, from the Company’s independent auditors, provided at the request of management of the Company, to the effect that, as a result of a change in accounting rules after the date of original issuance of the Senior Notes, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the Purchase Contracts with changes appearing in the Company’s income statement) or (b) account for the Units using the if-converted method under SFAS 128, and, in each case, that such accounting treatment will cease to apply upon redemption of the Senior Notes.

“Applicable Ownership Interest in Senior Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Applicable Principal Amount” means the aggregate principal amount of the Senior Notes underlying the Applicable Ownership Interests in Senior Notes that are components of Corporate Units on the Special Event Redemption Date.

“Beneficial Owner” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Board of Directors” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Collateral Account” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Corporate Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Coupon Rate” has the meaning set forth in Section 2.05(a).

“Depositary” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Depositary Participant” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Final Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Global Senior Notes” has the meaning set forth in Section 2.04.

“Interest Payment Date” means a Quarterly Interest Payment Date or a Semiannual Interest Payment Date.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date on which interest was paid or duly provided for (or if none, the Special Interest Payment Date) to, but excluding, such Interest Payment Date

“Maturity Date” has the meaning set forth in Section 2.02.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Pledged Applicable Ownership Interests in Senior Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of May [•], 2004, among the Company,

The Bank of New York, as Purchase Contract Agent, and attorney-in-fact for Holders of the Purchase Contract, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.

“Purchase Contract Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Put Price” has the meaning set forth in Section 8.05(a).

“Put Right” has the meaning set forth in Section 8.05(a).

“Quarterly Interest Payment Date” has the meaning set forth in Section 2.05(b)(i).

“Quotation Agent” means any primary U.S. government securities dealer selected by the Company.

“Record Date” means, with respect to any Interest Payment Date for the Senior Notes, the first Business Day of the calendar month in which such Interest Payment Date falls.

“Redemption Amount” means, for each Senior Note, an amount equal to the product of the principal amount of such Senior Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount; provided that in no event shall the Redemption Amount for any Senior Note be less than the principal amount of such Senior Note.

“Redemption Price” shall mean, for each Senior Note, the Redemption Amount plus any accrued and unpaid interest on such Senior Note to, but excluding, the Special Event Redemption Date.

“Remarketed Senior Notes” has the meaning set forth in the Remarketing Agreement.

“Remarketing Agent” means Morgan Stanley & Co. Incorporated, or any successor thereto or replacement Remarketing Agent appointed by the Company pursuant to the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of May [•], 2004, among the Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent and The Bank of New York, as Purchase Contract Agent, as amended from time to time.

“Remarketing Fee” has the meaning set forth in the Remarketing Agreement.

“Remarketing Price” has the meaning set forth in the Remarketing Agreement.

“Reset Rate” has the meaning set forth in the Remarketing Agreement.

“Semiannual Interest Payment Date” has the meaning set forth in Section 2.05(b)(ii).

“Separate Senior Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Special Event” shall mean either a Tax Event or an Accounting Event.

“Special Event Redemption” means the redemption of the Senior Notes pursuant to the terms of Article 3 hereof following the occurrence of a Special Event.

“Special Event Redemption Date” has the meaning set forth in Section 3.01.

“Special Interest Payment Date” has the meaning set forth in Section 2.05(d).

“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, at any time prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Senior Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Senior Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Termination Event” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Treasury Portfolio”  means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount at maturity equal to the Applicable Principal Amount and with respect to each scheduled Interest Payment Date on the Senior Notes that occurs after the Special Event Redemption Date, to and including the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the Applicable Principal Amount of the Senior Notes on such date.

“Treasury Portfolio Purchase Price”  means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m., New York City time, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.

“Treasury Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture” and “Senior Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 1 and the paragraph preceding such recitals.

ARTICLE 2
General Terms and Conditions of the Senior Notes

Section 2.01.  Designation and Principal Amount.  There is hereby authorized a series of Securities designated as [•]% Senior Notes due 2009 limited in aggregate principal amount to $600,000,000. The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 2.03 of the Base Indenture.

Section 2.02.  Maturity.  Unless a Special Event Redemption occurs prior to the Maturity Date (defined below), the date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 16, 2009 (the “Maturity Date”).

Section 2.03.  Form, Payment and Appointment.  Except as provided in Section 2.04, the Senior Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable, and such Senior

Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the holder entitled to payment.

No service charge shall be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and Paying Agent for the Senior Notes shall initially be the Trustee.

The Senior Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes (other than any release of Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes in connection with (i) the creation of Treasury Units by Collateral Substitution, (ii) a Successful Remarketing, (iii) Cash Merger Early Settlement, (iv) Early Settlement or (v) Cash Settlement, in accordance with Section 3.13, Section 5.02(b), Section 5.04, Section 5.07 or Section 5.02(a) of the Purchase Contract and Pledge Agreement, as the case may be), the Senior Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof, and the Company shall issue Senior Notes in any such denominations if requested by the Purchase Contract Agent on behalf of any Holder or Beneficial Owner.

Section 2.04.  Global Senior Notes.   Senior Notes corresponding to Applicable Ownership Interests in Senior Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Senior Note”), and if issued as one or more Global Senior Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.  Upon the creation of Treasury Units, or the re-creation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases and Decreases on the Global Senior Notes held by the Depositary.  Unless and until such Global Senior Note is exchanged for Senior Notes in certificated form, Global Senior Notes may be transferred, in whole but not in part, and any payments on the Senior Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05.  Interest.  (a) The Senior Notes will bear interest initially at the rate of [•]% per year (the “Coupon Rate”) from and including May [•], 2004 to, but excluding, the Maturity Date, or in the event of a Successful Remarketing, the Purchase Contract Settlement Date.  In the event of a Successful Remarketing of the Senior Notes, the Coupon Rate will be reset by the Remarketing Agent to the Reset Rate with effect from the Purchase Contract Settlement Date, as set forth in Section 8.03.  If the Coupon Rate is so reset, the Senior Notes will bear interest at the Reset Rate from and including the Purchase Contract Settlement Date to, but excluding, the Maturity Date.  The Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Purchase Contract Settlement Date, in each case, compounded quarterly through the Purchase Contract Settlement Date and compounded semi-annually, thereafter.

(b)   (i)   Prior to and on the Purchase Contract Settlement Date, interest on the Senior Notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a “Quarterly Interest Payment Date”), commencing August 16, 2004, to the Person in whose name the relevant Senior Notes are registered at the close of business on the Record Date for such Interest Payment Date.

(ii)           After the Purchase Contract Settlement Date, interest on the Senior Notes shall be payable semi-annually in arrears on May 16 and November 16 of each year (each, a “Semiannual Interest Payment Date”), commencing November 16, 2007, to the Person in whose name the relevant Senior Notes are registered at the close of business on the Record Date for such Interest Payment Date.

(c)           The amount of interest payable for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month.  In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

(d)           In addition, the Company shall pay on May [•], 2004 (the “Special Interest Payment Date”), the interest accrued from and including May [•], 2004, to, but excluding, the Special Interest Payment Date to the Person in whose name the Senior Notes are registered at the close of business on the Business Day immediately preceding the Special Interest Payment Date.  The interest payable on the Special Interest Payment Date shall be calculated based on the actual number of days elapsed divided by 360 and shall be paid by wire transfer to the account designated by the Person entitled to receive such payment by prior notice to the Company and the Trustee.

Section 2.06.  No Defeasance.  Section 12.02 and Section 12.03 of the Base Indenture shall not apply to the Senior Notes.

Section 2.07.  No Sinking Fund or Repayment at Option of the Holder.  The Senior Notes are not entitled to the benefit of any sinking fund and Section 3.06 of the Base Indenture shall not apply to the Senior Notes.

ARTICLE 3
Redemption of the Senior Notes

Section 3.01.  Special Event Redemption.  If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price, payable on the date of redemption (the “Special Event Redemption Date”) to the Person in whose name the relevant Senior Notes are registered at the close of business on the Special Event Redemption Date; provided that if a Special Event Redemption Date falls after a Record Date, but on or prior to the corresponding Interest Payment Date, the Redemption Price shall not include any accrued and unpaid interest corresponding to such Interest Payment Date, and the full amount of interest for the relevant Interest Period will be payable to the Person in whose name the Senior Notes are registered at the close of business on the relevant Record Date.

Section 3.02.  Notice of Redemption.  If the Company so elects to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury Portfolio Purchase Price.  Notice of any Special Event Redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Special Event Redemption Date to each Person in whose name the Senior Notes are registered at its registered address.  In addition, the Company shall notify the Collateral Agent in writing that a Special Event has occurred and that the Company intends to redeem the Senior Notes on the Special Event Redemption Date.

Section 3.03.  Effect of Redemption.  Unless the Company defaults in the payment of the Redemption Price, on and after the Special Event Redemption Date, (a) interest shall cease to accrue on the Senior Notes, (b) the Senior Notes shall become due and payable at the Redemption Price, and (c) the Senior Notes shall be void and all rights of the holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Senior Notes but without interest on such Redemption Price).   Following the notice of a Special Event Redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Senior Notes to be redeemed.

Section 3.04.  Redemption Procedures.   On or prior to the Special Event Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Special Event Redemption Date, the aggregate Redemption Price for all outstanding Senior Notes.  In exchange for any Senior Notes surrendered for redemption on or after the Special Event Redemption Date, the Trustee shall pay an amount equal to the Redemption Price (a) to the Collateral Agent, in the case of Senior Notes that underlie the Applicable Ownership Interests in Senior Notes included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Purchase Contract and Pledge Agreement, and (b) to the holders of the Separate Senior Notes, in the case of Separate Senior Notes.

Section 3.05.  No Other Redemption.  Except as set forth in this Article 3, the Senior Notes shall not be redeemable by the Company prior to the Maturity Date.  The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 3 of the Base Indenture.

ARTICLE 4
Form of Senior Note

Section 4.01.  Form of Senior Note.  The Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5
Original Issue of Senior Notes

Section 5.01.  Original Issue of Senior Notes.  Senior Notes in the aggregate principal amount of $600,000,000 may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Company pursuant to Section 2.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 6
Supplemental Indentures

Section 6.01.  Supplemental Indentures with Consent of holders of Senior Notes. As set forth in Section 10.02 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Senior Notes affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture or of modifying in any manner the rights of the holders of the Senior Notes; provided, however, that, in addition to clauses (i) through (iv) of Section 10.02 of the Base Indenture, no such indenture or supplemental indenture shall (a) reduce the Put Price, (b) change the exercise date of the Put Right, (c) modify the terms of the Put Right or (d) modify the interest rate reset or Remarketing provisions of the Senior Notes, without, in the case of each of the foregoing clauses (a), (b), (c) and (d), the consent of the holder of each Senior Note affected.

ARTICLE 7
Miscellaneous

Section 7.01.  Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 7.02.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

Section 7.03.  New York Law To Govern.  THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 7.04.  Separability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Senior Notes, but this Supplemental Indenture No. 1 and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.05.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 8
Remarketing

Section 8.01.  Remarketing Procedures.  (a) Unless a Special Event Redemption or a Termination Event has occurred prior to the Initial Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Senior Notes. The Company will request, not later than 20 Business Days prior to the Initial Remarketing Date, that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Senior Notes, Corporate Units and Treasury Units of the procedures to be followed in the Remarketing, including, in the case of a Failed Final Remarketing, the procedures that must be followed by a holder of Separate Senior Notes if such holder wishes to exercise its Put Right or by a holder of Applicable Ownership Interests in Senior Notes if such Holder elects not to exercise its Put Right.

(b)           Each holder of Separate Senior Notes may elect to have Separate Senior Notes held by such holder remarketed in any Remarketing.  A holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate Senior Notes to the Custodial Agent prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date (but no earlier than the Interest Payment Date immediately preceding the Initial Remarketing Date).  Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing.  Any such notice and delivery may be withdrawn prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement.  Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing.  Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Senior Notes tendered for remarketing and shall cause such Separate Senior Notes to be presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract and Pledge Agreement, Senior Notes that underlie Applicable Ownership Interests in Senior Notes included in Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

(c)           The right of each holder of Remarketed Senior Notes to have such Senior Notes remarketed and sold on any Remarketing Date s shall be subject to the conditions that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement on such Remarketing Date, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(d)           Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

Section 8.02.  Remarketing.  (a) Unless a Special Event Redemption or a Termination Event has occurred prior to the Initial Remarketing Date, on the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket the Remarketed Senior Notes at the Remarketing Price.

(b)           In the case of a Failed Initial Remarketing, on the Second Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Senior Notes at the Remarketing Price.  In the case of a Failed Second Remarketing, on the Final Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Senior Notes at the Remarketing Price.  It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.

Section 8.03.  Reset Rate.  (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum).

(b)           Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law.

(c)           In the event of a Failed Remarketing or if no Applicable Ownership Interests in Senior Notes are included in Corporate Units and none of the holders of the Separate Senior Notes elect to have their Senior Notes remarketed in any Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate.

(d)           In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Purchase Contract Settlement Date to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement, and the Company shall issue a press release containing such Reset Rate and publish such information on its website.

Section 8.04.  Failed Remarketing.  If, by 4:00 p.m., New York City time, on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price pursuant to the terms and conditions hereof and of the Remarketing Agreement, a Failed Remarketing shall be deemed to have occurred.

Section 8.05.  Put Right.

(a)           Subject to paragraph (b) hereof, if there has not been a Successful Remarketing on or prior to the Final Remarketing Date, holders of Senior Notes will, subject to this Section 8.05, have the right (the “Put Right”) to require the Company to purchase such Senior Notes on the Purchase Contract Settlement Date, at a price per Senior Note to be purchased equal to the principal amount of the applicable Senior Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).

(b)           The Put Right of holders of Applicable Ownership Interests in Senior Notes that are part of Corporate Units will be deemed to be automatically exercised unless such holders (1) prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Collateral Agent $25 in cash per Purchase Contract, in each case pursuant to the Purchase Contract Agreement, and such holders shall be deemed to have elected to pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the proceeds of the Put Right of the Senior Notes underlying such Applicable Ownership Interests in Senior Notes equal to the Purchase Price in full satisfaction of such holders’ obligations under the Purchase Contracts, and any remaining amount of the Put Price following satisfaction of the related Purchase Contracts will be paid to such holder.

(c)           The Put Right of a holder of a Separate Senior Note shall only be exercisable upon delivery of a notice to the Trustee by such holder on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date.  On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Senior Notes with respect to which a holder has exercised a Put Right.  In exchange for any Separate Senior Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the holders of such Separate Senior Notes.

Section 8.06.          Additional Event of Default.   In addition to the events listed as Events of Default in Section 6.01 of the Base Indenture, it shall be an additional Event of Default with respect to the Senior Notes, if the Company defaults in the payment of the Put Price with respect to any Senior Note following the exercise of the Put Right by any holder in accordance with Section 8.05.

ARTICLE 9
Tax Treatment

Section 9.01.  Tax Treatment.  The Company agrees, and by acceptance of a Corporate Unit or a Separate Senior Note, each holder will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of an Applicable Ownership Interest in Senior Notes and the Purchase Contract constituting the Corporate Unit and (2) to treat the Applicable Ownership Interest in Senior Notes or Separate Senior Note, as the case may be, as indebtedness for United States federal, state and local income and franchise tax purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

Name:
Title:
THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

Name:
Title:

Name:
Title:

EXHIBIT A

[IF THIS SENIOR NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

GENWORTH FINANCIAL, INC.

[•]% Senior Notes due [•], 2009

CUSIP:

No.		$

GENWORTH FINANCIAL, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        , or registered assigns,

the principal sum as set forth in the Schedule of Increases or Decreases In Senior Note attached hereto, which amount shall not exceed $600,000,000, on May 16, 2009 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the Special Interest Payment Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a “Quarterly Interest Payment Date”), commencing August 16, 2004 at the rate of [•]% per annum through and including the day immediately preceding the Purchase Contract Settlement Date, and thereafter semi-annually in arrears on May 16 and November 16 of each year (each, a “Semiannual Interest Payment Date”), commencing November 16, 2007, at the Reset Rate, or if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, at the Coupon Rate, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment. The Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Purchase Contract Settlement Date, in each case, compounded quarterly through the Purchase Contract Settlement Date and compounded semi-annually thereafter.  The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement.  The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the Record Date for such Interest Payment Date.

In addition, the Company shall pay on May [•], 2004 (the “Special Interest Payment Date”), the interest accrued from and including May [•], 2004, to, but excluding, the Special Interest Payment Date to the Person in whose name the Senior Notes are registered at the close of business on the Business Day immediately preceding the Special Interest Payment Date.  The interest payable on the Special Interest Payment Date shall be calculated based on the actual number of days elapsed divided by 360 and shall be paid by wire transfer to the account designated by the Person entitled to receive such payment by prior notice to the Company and the Trustee.

Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee, in such coin or currency of the United States

A-2

of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the holder entitled to payment.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

REVERSE OF SENIOR NOTE

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of May [•], 2004, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 1, dated as of May [•], 2004, between the Company and the Trustee (the “Supplemental Indenture No. 1” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.  This Senior Note is one of the series designated on the face hereof, limited in aggregate principal amount to $600,000,000.

All terms used in this Senior Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price as set forth in the Indenture.  Except as set forth in the preceding sentence and in Article 3 of the Supplemental Indenture No. 1, the Company may not redeem the Senior Notes at its option prior to the Maturity Date.

Pursuant to Section 8.05 of the Supplemental Indenture No. 1, if there has not been a Successful Remarketing on or prior to the Final Remarketing Date, holders of Senior Notes will have the right (the “Put Right”) to require the Company to purchase such Senior Notes on the Purchase Contract Settlement Date, in the case of Separate Senior Notes upon a notice to the Trustee on or prior to the second Business Day prior to the Purchase Contract Settlement Date, at a price per Senior Note to be purchased equal to the principal amount of the applicable Senior Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).

The Senior Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance or covenant defeasance.

If an Event of Default with respect to Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Senior Notes at the time outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the security register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided for in Section 2.03 of Supplemental Indenture No. 1. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company agrees, and by acceptance of a Corporate Unit or a Separate Senior Note, each holder will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of an Applicable Ownership Interest in Senior Notes and the Purchase Contract constituting the Corporate Unit and (2) to treat the Applicable Ownership Interest in Senior Notes or Separate Senior Note, as the case may be, as indebtedness for United States federal, state and local income and franchise tax purposes.

THIS SENIOR NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date:
Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Senior Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name
Title:

as Trustee

By:
Name
Title:

Attest:

By:
Name
Title:

SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE

The initial principal amount of this Senior Note is $600,000,000.  The following increases or decreases in a part of this Senior Note have been made:

Date	Amount of decrease in principal amount of this Senior Note	Amount of increase in principal amount of this Senior Note	Principal amount of this Senior Note following such decrease (or increase)	Signature of authorized officer of Trustee